EXHIBIT 99.1


                                                             105 Carnegie Center
                                                             Princeton, NJ 08540


Contact:
Deborah Royster, RCN Sr. Vice President, General Counsel and Corporate Secretary, 609-734-3811


               RCN CORPORATION ANNOUNCES EMERGENCE FROM BANKRUPTCY ALSO COMPLETES ACQUISITION OF STARPOWER COMMUNICATIONS, LLC


PRINCETON, N.J., DECEMBER 22, 2004 - RCN Corporation (NASDAQ:RCNIV) announced today that it had consummated its plan of reorganization and formally emerged from Chapter 11. The plan, confirmed on December 8, 2004, by Judge Robert Drain of the Bankruptcy Court in New York, converted approximately $1.2 billion in unsecured obligations into 100% of RCN's new equity, and eliminated approximately $1.8 billion in preferred share obligations.

RCN's emergence financing was comprised principally of borrowings under a new senior secured financing facility syndicated by Deutsche Bank AG Cayman Islands Branch in the amount of $330 million. In addition, RCN issued $125 million of convertible second-lien notes to certain investors and holders of the company's pre-petition bond obligations. The proceeds from the Deutsche Bank facility and the convertible second-lien notes were primarily utilized to pay in full secured indebtedness held by a syndicate of lenders led by JPMorgan Chase Bank.

RCN also announced today that it had completed the acquisition of PEPCO's 50% stake in the StarPower Communications, LLC joint venture, enabling RCN to take full ownership of the Washington, D.C. market for bundled telephone, cable television and high-speed Internet services.

ABOUT RCN CORPORATION
RCN Corporation is the nation's first and largest facilities-based competitive provider of bundled phone, cable and high speed internet services delivered over its own fiber-optic local network to consumers in the most densely populated markets in the U.S. RCN provides service in the Boston, New York, Eastern Pennsylvania, Washington, D.C., Chicago, San Francisco and Los Angeles metropolitan markets.

WHERE THE READER CAN FIND MORE INFORMATION
RCN, as a reporting company, is subject to the informational requirements of the Exchange Act and accordingly files its annual report on Form 10-K, which was filed on March 30, 2004, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. Materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, RCN's public filings are maintained on the SEC's Internet site that contains reports, proxy and information statements, and other

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information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, RCN's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practical after RCN has electronically filed such material with, or furnished it to, the SEC. Since September 30, 2003, all reports pursuant to the Exchange Act that RCN has filed with, or furnished to, the SEC have been timely posted on our website. The address of that website is www.rcn.com/investor/secfilings.php.

RCN FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN's Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.

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